Exhibit 99.1

20210718ThFiirrdstQQuuaarrteterr FFininaanncciaial lRReessuultlsts November 1, 2017 May 2, 2018 NYSE: CF NYSE: CF 1

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; the Company’s reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA and adjusted EBITDA which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA and adjusted EBITDA included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings (loss) attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. 3

Table of contents Cover Page: Donaldsonville pipe rack 4 Safe Harbor Statement/Note Regarding Non-GAAP Financial Measures 2-3 Overview of Financial Results 5-7 Emerging Global Tradeflows 8-18 Capital Allocation and Strategy 19-25 Appendix 26-34

DEF loading at Donaldsonville Overview of Financial Results

First quarter 2018 results • • • • Q1 net earnings of $63 million, or $0.27 per diluted share Q1 EBITDA of $302 million and Q1 adjusted EBITDA of $296 million(1) Cash and cash equivalents of $936 million on the balance sheet as of March 31, 2018 The company completed the purchase of all publicly traded common units of Terra Nitrogen Company, L.P. on April 2, 2018 • Net sales in Q1 2018 decreased to $957 million from $1,037 million in Q1 2017 due to lower sales volumes offset by higher average selling prices across most segments Total sales volumes for Q1 2018 were lower compared to Q1 2017 due to unfavorable weather that delayed the start of spring fertilizer application season across the Northern Hemisphere Average selling prices for the quarter were higher year-over-year across most segments due primarily to a tighter global nitrogen supply and demand balance driven by less production from marginal producers in Eastern Europe and China Average cost of natural gas reflected in Q1 cost of sales was $3.33 per MMBtu in 2018 compared to $3.65 per MMBtu in 2017 • • • • 12-month rolling average recordable incident rate of 0.6 incidents per 200,000 work hours, the lowest for the company and well below industry averages Gross ammonia production in Q1 was more than 2.5 million tons, equal to production during the first quarter of 2017 • (1) See appendix for reconciliation of EBITDA and adjusted EBITDA 6 Safe and Efficient Operations Commercial Environment Financial Overview

Financial results - first quarter 2018 (1) Depreciation and amortization was $193 million for the three months ended March 31, 2018, and $205 million for the three months ended March 31, 2017 (2) See appendix for reconciliation of EBITDA and adjusted EBITDA (3) (4) Includes the cost of natural gas that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives 7 $ in millions, except percentages, per MMBtu and EPS 2018 Q1 2017 Q1 Net sales$957$1,037 Gross margin(1)190107 - As percentage of net sales19.9%10.3% Net earnings (loss) attributable to common stockholders$63$(23) Net earnings (loss) per diluted share0.27(0.10) EBITDA(2)302218 Adjusted EBITDA(2)296272 Diluted average shares outstanding234.8233.1 Natural gas (per MMBtu): Natural gas costs in cost of sales(3)$3.32$3.66 Realized derivatives loss (gain)(4)0.01(0.01) Cost of natural gas in cost of sales3.333.65 Unrealized net mark-to-market (gain) loss on natural gas derivatives(3)53

Donaldsonville urea storage Emerging Global Tradeflows

Market overview • Global urea prices expected to remain above 2017 levels even after the traditional seasonal reset at the end of the second quarter The price of natural gas per MMBtu at TTF in Europe was 32% higher in March 2018 compared to March 2017 and the price per metric ton of anthracite coal in China was 52% higher in February 2018 compared to February 2017 The average cost of shipping urea from the Arab Gulf to the Gulf of Mexico in the first quarter of 2018 is nearly 25% higher than the first quarter of 2017 Higher energy and freight costs, along with enforcement of environmental regulations, have resulted in dramatically lower Chinese urea production and exports Through March 2018, Chinese urea exports were 77% lower than 2017; CF expects lower Chinese urea exports to continue in the near term Demand in India and Brazil should also provide support for prices over the next few months; India recently secured ~1 million tons of urea which will absorb significant volumes from Black Sea, Iranian, and Middle Eastern producers Nitrogen imports to Brazil expected to increase slightly y/y due to the permanent closure of two Petrobras urea plants in 2018, partially offset by lower projected corn planting CF expects North American demand for nitrogen fertilizer for the first half of 2018 to be similar to the first half of 2017 Planting was behind average pace as of April 29 and ammonia shipments were behind schedule due to cold, wet weather which slowed pre-plant applications Growers unable to apply pre-plant ammonia have the option to follow with post-planting and side-dress ammonia application or use urea or UAN Urea barge prices at NOLA traded at an average of $13 per ton below Middle East-delivered parity during Q1, discouraging excess imports to the region From July through February, imports of urea and UAN to North America declined 38% and 35%, respectively, compared to the same period a year ago Nitrogen imports to North America should continue to trend lower as tradeflows adjust to • • • • • • remaining North American capacity additions; the region remains import-dependent 9 North American Outlook • • • • • • Global Supply and Demand Global Pricing Dynamics

Expected net new capacity additions growth post 2017 CF Projected Global Net Urea Capacity Additions(1) Thousand Product Metric Tons below projected global demand 20,000 15,000 10,000 5,000 - 2015 2016 2017 2018 2019 2020 2021 (1)See appendix for details of the 2017-2021 projected additions and assumed closures 10 2% Growth

Nitrogen fertilizer imports into new production increases North America Offshore Urea Imports North America are beginning to decline as North America Offshore UAN Imports Million Tons Million Tons 10 5.0 9 4.5 8 4.0 7 3.5 6 3.0 5 5 2.5 4 2018 through February .2 4 2.0 3 1.5 3 2 1.0 1 0.5 - - Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun (1) 2018 dashed line shows estimated January import levels Note: Solid fill shows 2013-2017 fertilizer year import levels Source: TFI, USDOC, Genscape 11 Five Year Range 2017 Fertilizer Year 2018 Fertilizer Year(1) 2018 imports2. down 35% fromExpected 2017UAN import level1. Five Year Range 2017 Fertilizer Year 2018 Fertilizer Year(1) 2018 imports through FebruaryExpected 2018 5. down 38% fromurea import 2017level4

Consistent global nitrogen Total Nitrogen Consumption 2002-2017(1) demand growth Million Nutrient Metric Tons Expected global demand growth driven by: 180 Overall 15-yr CAGR=2.2% • Global population expected to increase 1% per annum Global GDP expected to increase 2-2.5% per annum, increasing personal income 160 • 140 120 - BRIC countries expected to increase meat consumption, driving demand for feed grains India and Africa expected to increase vegetable and grain demand 100 - 80 60 • Industrial growth driven by increased adoption of emission control, synthetic nitrogen products, and recovering mining sector 40 20 0 2002 2005 2008 2011 2014 2017E (1) 2002-2016 actuals, 2017F. CAGRs calculated as 2015-2017 average demand over 2000-2002 average demand Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, IMF, World Bank, OECD, FAO, CF Industries 12 Industrial 15-yr CAGR =3.3% Agricultural 15-yr CAGR =2.0% Rest of World Latin America Europe North America Other Asia India China

U.S. and Canada combined products Total U.S. and Canada Import Volume(1) remain a significant importer of nitrogen Million Nutrient Tons – Calendar Year 12 10 8 6 4 2 0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018F (1)U.S. imports, including from Canada, average approximately 1.8 million tons more than the combined U.S. and Canada import total shown on the chart above Sources: USDOC, TFI, CF 13

2018 estimated cost curve

2018 Monthly Delivered U.S. Gulf Urea Cost Curve



Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons
Shipments: 17.1 MM ST Avg
Appx. Monthly Range
$400
300
200
100
0
Appx. 2018 Price Range: $220-255
2017 Cost Curve Range: $210-245
Freight
Other Cash
Energy (N.G.)
Energy (Coal)
0
5
10
15
20
North America
MENA
Latin America
Other FSU
Russia
South Asia
India
China - Advanced Inland Low
Ukraine
Indonesia
Southeast Asia
Western Europe
Lithuania
China - Advanced Coastal
China - Natural Gas Low
Eastern Europe
China - Advanced Inland High
China - Anthracite Low
China - Anthracite High
China - Natural Gas High

Source: Industry Publications, Fertecon, CRU, Integer, CF
Does not include plants in temporary shutdown/mothball status

CF
14

2018 cost curve assumptions

Annual Average Energy Cost			
Location	**Source**	**2017E***	**2018F**
Gas Prices ($/Mmbtu)			
Henry Hub	NYMEX	3.07	3.03
TTF	ICE	5.47	6.01
WEU-Russia	Oil Index	5.37	5.46
Oil ($/Bbl)			
Brent Crude	NYMEX	55	56
China Coal ($/tonne)			
Thermal	SX Coal /	68	73
Anthracite Powder	Woodmac	86	116
Anthracite		113	135
Exchange Rates			
RMB/USD	Bloomberg Composite	6.85	6.82
USD/EUR	Bloomberg Composite	1.10	1.21
USD/GBP	Bloomberg Composite	1.27	1.33

Notes: Market prices updated as of 10/3/17; Coal prices as of September 7, 2017
** 2017E represents assumptions from November 2016 forecasted cost curve*

CF
15

Chinese participation in global urea supply is changing as domestic production and Rolling 12 Month Urea Exports vs. Prices Million metric product tons, USD per metric ton (r-axis) exports decline China Urea Reported Operating Rates CFMW Reported Data* 18 16 14 12 10 8 6 4 2 - 450 400 350 300 250 200 150 100 50 - 80% 70% 60% 50% 40% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2014 2015 2016 2017 2018 Chinese anthracite coal prices Chinese/U.S. Exchange rate $/tonne RMB/USD 250 7.00 200 6.75 150 6.50 100 6.25 50 - 6.00 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Source: CRU, MEP, CFMW, Industrial Publications, CF Analysis. * Includes idled capacity 16 2015201620172018 2015201620172018 2015201620172018 FOB China Rolling 12 month Chinese exports

CF serves a global market from strong North American base

CF Industries is the largest nitrogen producer in the world...

- Largest production base and distribution network in North America with seven manufacturing facilities, 24 owned plus additional leased distribution facilities
- Largest production base in UK with 2 manufacturing facilities

World's Largest Ammonia Producer [1]
(Thousand metric tons, 2017)



CF
9,879
Yara
9,022
Nutrien
7,760
Group DF (Ukraine)
5,185
OCI
3,991
TogliattiAzot
3,500
Koch
2,749
EuroChem
2,744

...with outstanding domestic and export logistical capabilities.

- Product shipped via all modes:
  - Deepwater vessel
  - Barge (river and ocean)
  - Unit train
  - Pipeline
  - Truck
- Each facility has access to more than one shipping mode

- Export destinations
  - Chile
  - France
  - Argentina
  - Morocco
  - Belgium
  - Colombia
  - South Korea
  - Australia
  - Switzerland
  - Uruguay



Aerial view of Donaldsonville docks

Source: IFDC
(1) Excludes Chinese state owned enterprise JAMG and Indonesian consortium PT Pupuk

CF
17

Best North American distribution capabilities with a global reach Rycroft Vanscoy Medicine Hat Brandon Ability to export to mainland Europe Ritzville Grand Forks Velva Billingham Glenwood Ince Pine Bend Spencer Courtright Port Neal Blair Fremont Aurora Albany Seneca Kingston Garner Huntington Frankfort Peru MinesTerre Haute Cowden Mount Vernon Palmyra Barge UAN to East Coast United States Vessel Exports to Europe and Africa Verdigris Woodward North American Potential Output Yazoo City Million Product Tons, 2017 20.0 18.0 16.0 14.0 12.0 10.0 Pipeline Ship Ammonia by Magellan and NuStar pipelines to Corn Belt terminals Donaldsonville Barge Ship products from Donaldsonville and Verdigris via inland waterways Barge coast 4.0 2.0 Exports to South America and United States 18 Location Key(1) CF nitrogen complex CF ammonia terminal CF ammonia and UAN terminal CF urea warehouse (1) Represents CF owned facilities 8.0 UAN to Texas6.0 Vessel Asia, transport to West Coast0.0MaximizeMaximize UANUrea Total: 17.4 AN: 0.9 Total: 15.7 NH3: 3.0 AN: 1.0 NH3: 3.7 Urea: 4.8 Urea: 5.8 UAN: 8.7 UAN: 5.2

Yazoo City plant Capital Allocation and Strategy

CF’s Capital Allocation Philosophy • • Commitment to investment grade over the long term Pursue growth within our strategic fairway, where returns exceed the risk-adjusted cost of capital Consistently return excess cash to shareholders in a timely fashion with a historical bias towards share repurchases • • As of March 31, 2018 the company had cash and cash equivalents of $936 million on the balance sheet On April 2nd, 2018 CF completed the purchase of the publicly traded common units of Terra Nitrogen Company, L.P. for $388 million funded with cash on hand No borrowings outstanding under $750 million revolving credit facility Capex for new activity expected to be in $400-$450 million range annually; continuing focus on safe, reliable, and compliant operations In December 2017 CF repurchased $1.1 billion of high cost debt, reducing interest payments by $76 million annually Long-term target gross debt: $4-4.5 billion Natural de-levering opportunity: $500 million of 7.125% senior notes due in May 2020 • • • • • • 20 Debt capital structure Near-term priority: complete deleveraging & liquidity optimization Philosophy remains unchanged

Increasing shareholders participation in the business by continuing to increase nutrient tons per share CF Industries’ Nitrogen Volumes and Shares Outstanding Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding Million shares Outstanding (5) 40 400 35 350 30 300 25 250 20 200 15 150 10 100 5 50 0 0 2010 Pre-Terra Acquisition (1) 2010 Post-Terra Acquisition Executed Growth (2) (as of 12/31/13) Expansions, CFF UK, CHS, TNH Production Capacity (nutrient tons in millions) (1) (2) (3) (4) (5) Excludes 34% of Canadian Fertilizers Limited (CFL) that was owned by Viterra. CFL operations were treated as a consolidated variable interest entity in CF Industries Holdings, Inc. financial statements. Acquisition of all outstanding interests in CFL that closed on April 30, 2013 and ammonia debottleneck projects that were completed from January 2011 through December 2013. Acquisition of remaining 50% interest in CF Fertilisers UK from Yara, expansion projects at Donaldsonville and Port Neal and acquisition of Terra Nitrogen Company, L.P. public common units Production capacity and nitrogen capacity per 1,000 shares adjusted to account for the product tons dedicated to the CHS strategic venture. As of December 31, 2017, the company had 234 million shares outstanding. On June 17, 2015, CF Industries common stock split 5-for-1. All share and per-share data have been adjusted to reflect the stock split. 21 2.66.26.78.2(4) 35(3) 24 Share Count 17 11

Balanced Approach to Capital Allocation $1.20 $1.20 $1.20 $1.00 2012 2013 2014 2015 2016 2017 Total Shares Outstanding (in millions) 323.5 296.0 256.7 236.1 233.1 233.9 Source: Factset, Company filings 22 $0.32$0.44 Actions Business Growth / (Shrink) Sales / Divestitures ($4.2B) Acquisitions / Expansions $6.7B Net Major Portfolio Investment $2.5B Dividend Per Share Dividend Trends Since 2012 •CF has increased dividend per share by almost 4x •Annual cash outflow for dividends increased less than 3x •Buybacks reduced shares outstanding by ~30% Actions Cash Returned Share Repurchases $4.4B Dividends $1.3B Total Capital Returned $5.7B Total capital returned to shareholders since 2012 is more than twice net strategic investments Capital Allocation Priorities • Commitment to investment grade metrics over long term • Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive • Consistently return excess cash to shareholders with historic bias towards share repurchases Capital allocation philosophy balances strategic investments with returning cash to shareholders

CF’s Strategy A leading chemical company with superior shareholder returns over the cycle Vision We feed the crops that feed the world; we produce building blocks for a better life Mission Corporate strategy Leverage core capabilities to optimize and grow the world’s most advantaged nitrogen and chemicals platform to serve customers, creating long-term shareholder value CF core values Distinctive set of core capabilities Disciplined capital and corporate stewardship What we doWhat we achieve High performance culture, focused on safety, ethics & compliance Lean, efficient capital structure Creative, disciplined portfolio management •Robust global system of controls •World-class SG&A efficiency with scalable corporate platform •Engaged, collaborative cross-functional teams •Capital deployed to value creation, with excess returned to shareholders •Optimized returns and demonstrated access to capital •Value-creating acquisitions and divestitures •Proven post-merger integration expertise and synergy delivery •Tax-efficient structuring Best-in-class operational capability What we doWhat we achieve Safe, responsible production, storage, handling and use of chemicals Exceptional process engineering, plant operations and maintenance Outstanding sales, marketing, analytics, logistics and procurement expertise •Industry-leading safety record •Exemplary environmental stewardship •Community support and social “license to operate” •World-leading asset utilization, on-stream factor and productivity •Flexible product mix •Strong customer relationships •Lowest total costs of delivery •Efficient procurement •Superior financial returns We take a long-term view We execute as a team We do it well We do it right

Core Organizational Capabilities Leader in the safe and responsible production, storage and handling of chemicals, achieving best in class performance • Achieved industry leading recordable injury rate of 0.67 (industry average: 2.2), our lowest rate since going public, while being the largest nitrogen producer in the world (2017) Multi-year winner of the Rail Safety – Grand Slam Award for safe rail shipments of hazardous products (2014 and 2016) Reduced CO2-equivalent emissions by more than 25% per metric ton of manufactured product (2012-2016) • • Exceptional process engineering and plant operations and maintenance, to drive superior asset utilization • • Ammonia production capacity utilization at 98% across 17 ammonia plants globally (2017) New capacity expansion plants started up safely and have achieved 15-20% higher output than original nameplate capacity (2016 – 2017) Decreased both CapEx per product ton by 63% and ongoing maintenance capital expenditures per product ton by 36%(1), while maintaining safe and reliable operations (2013 – 2017) Decreased both cost of sales per product ton by 8% and controllable cost of sales per product ton(2) by 19% (2015 – 2017) • • (1)Ongoing maintenance capital expenditures is defined as capital expenditures adjusted for amounts related to our capacity expansion projects, our divested phosphate business, and improvement projects. See appendix for a reconciliation of ongoing maintenance capital expenditures and ongoing maintenance capital expenditures per ton to the most directly comparable GAAP measures. (2)Controllable cost of sales is defined as non-gas cash costs (maintenance, labor, electricity, other raw materials, transportation and distribution, and other plant costs), which excludes the impact of natural gas, derivatives and depreciation and amortization. See appendix for a reconciliation of controllable cost of sales and controllable cost of sales per ton to the most directly comparable GAAP measures. 24

Core Organizational Capabilities High performance culture, focused on safety, ethics and compliance, creating a world-class, scalable corporate platform • • SG&A among the lowest in the industry at $10 per product ton or 4.6% of sales (2017) Highly scalable corporate platform as product tons increased 45% while SG&A cost per product ton decreased 22% (2015 – 2017) Creative, disciplined portfolio management to increase shareholder value • Terra Industries post-merger-integration captured synergies in excess of $120 million annually (2010 – 2012) Sold our Phosphate Business for $1.4 billion in a tax-efficient transaction and also entered into a long-term ammonia supply agreement with the buyer, which de-risked the capacity expansion projects (2013 – 2014) CF Fertilisers UK (formerly known as GrowHow) post-merger-integration increased asset utilization by nearly 20% and delivered synergies in excess of $35 million annually (2014-2017) Formed a strategic venture with CHS where CF Industries received $2.8 billion in a tax-efficient structure and also entered into a long-term supply agreement with CHS, which further de-risked the capacity expansion projects (2015 – 2016) Deployed approximately $6.7 billion in value-creating growth initiatives while also returning more than $5 billion of cash to shareholders through share repurchases and dividends (2013 – 2017) • • • • 25

Donaldsonville control room Appendix

CF is well positioned for expected pricing recovery Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions EBITDA Sensitivity to Natural Gas and Urea Prices(1)(2) $ billions CF Realized North American Natural Gas Cost ($/MMBtu)(3) Source: CF Industries (1) The table was created by using 2017 adjusted EBITDA of $969 million, 2017 sales volumes of approximately 20 million product tons and gas consumption of approximately 360 million MMBtus. Sales volume and gas consumption were adjusted for CF’s anticipated 2018 turnaround schedule and 100% ownership of TNCLP. Changes in product prices and gas costs were not applied to the CHS supply agreement and the contractual Orica and Mosaic volumes as CF Industries’ is naturally hedged against changes in product prices and gas costs under each agreement. While the table above presents CF’s realized North American natural gas cost, CF Fertilisers UK’s gas cost and volumes were included in the analysis. As with North America, CF Fertilisers UK’s gas cost was sensitized in $0.25/MMBtu increments. See appendix for 2017 EBITDA reconciliation. Assumes CF’s 2017 North American basis differential to Henry Hub of ($0.27)/MMBtu Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price. Price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). (2) (3) (4) 27 CF Realized Urea Equivalent Price ($/ton)(4) $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis $2.50 $2.75 $3.00 $3.25 $3.50 $175 $0.4 $0.3 $0.3 $0.2 $0.2 $200 $0.7 $0.7 $0.6 $0.6 $0.5 $225 $1.1 $1.0 $1.0 $0.9 $0.9 $250 $1.5 $1.4 $1.4 $1.3 $1.2 $275 $1.8 $1.8 $1.7 $1.7 $1.6 $300 $2.2 $2.1 $2.1 $2.0 $2.0 $325 $2.6 $2.5 $2.4 $2.4 $2.3 $350 $2.9 $2.9 $2.8 $2.7 $2.7 $375 $3.3 $3.2 $3.2 $3.1 $3.0

Non-GAAP: reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA (1) (2) (3) For the three months ended March 31, 2018, amount includes $22 million related to CFN and $4 million related to TNCLP Loan fee amortization is included in both interest expense-net and depreciation and amortization Gain on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt tat has not been permanently invested and is included in other operating-net in our consolidated statements of operations (4)Represents the change in fair value on the embedded derivative included within the terms of the company’s strategic venture with CHS 28 In millions 2018 Q1 2017 Q1 Net earnings (loss) attributable to common stockholders$63$(23) Interest expense – net5779 Income tax provision (benefit)17(13) Depreciation and amortization193205 Less other adjustments: Depreciation and amortization in noncontrolling interests(1)(26)(27) Loan fee amortization(2)(2)(3) EBITDA$302$218 Unrealized net mark-to-market (gain) loss on natural gas derivatives$(3)$53 Gain on foreign currency transactions including intercompany loans(3)(5)-Costs related to acquisition of TNCLP units2-Unrealized loss on embedded derivative(4)-1 Total adjustments$(6)$54 Adjusted EBITDA$296$272

Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA (1)Loss on foreign currency transactions including intercompany loans primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested (2)Represents an accrual on the books of Point Lisas Nitrogen Ltd (PLNL), the company’s Trinidad joint venture, for a disputed tax assessment. Amount reflects the company’s 50 percent equity interest in PLNL. This is included in equity in earnings (losses) of operating affiliates in our consolidated statements of operations. (3)Represents the loss on the embedded derivative included within the terms of the company’s strategic venture with CHS. 29 In millions Full year 2017 Net earnings attributable to common stockholders$358 Interest expense – net303 Income tax benefit(575) Depreciation and amortization883 Less other adjustments: Depreciation and amortization in noncontrolling interests(101) Loan fee amortization(12) EBITDA$856 Unrealized net mark-to-market loss on natural gas derivatives$61 Loss on foreign currency transactions including intercompany loans(1)2 Equity method investment tax contingency accrual(2)7 Loss on embedded derivative(3)4 Loss on debt extinguishment53 Gain on sale of equity method investment(14) Total adjustments$113 Adjusted EBITDA$969

Non-GAAP: reconciliation of Cost of Sales to Controllable Cost of Sales and Controllable Cost of Sales per ton 61 (260) 176 derivatives (1)Includes the cost of natural gas that is included in cost of sales during the period under the first-in, first-out inventory cost method (2)Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives 30 In millions 2017 2016 2015 Cost of sales$3,700$2,845$2,761 Natural gas costs(1)1,194761746 Realized net losses on natural gas derivatives(2)2613370 Unrealized net mark-to-market loss (gain) on natural gas Depreciation and amortization836597433 Expansion project start-up costs-52-Total adjustments2,1171,2831,425 Controllable cost of sales$1,583$1,562$1,336 Tons of product sold (000s)19,95216,95713,718 Cost of sales per ton$185.45$167.78$201.27 Decrease in cost of sales per ton(8)% Controllable cost of sales per ton$79.34$92.12$97.39 Decrease in controllable cost of sales per ton(19)%

Non-GAAP: reconciliation of Capital Expenditures and Capital Expenditures per ton to Ongoing Maintenance Capital Expenditures per ton

In millions	2017	2016	2015	2014	2013
Capital expenditures	$ 473	$ 2,211	$ 2,469	$ 1,809	$ 824
Capacity expansion project	110	1,599	1,796	1,317	356
Phosphate segment capital expenditures	-	-	-	15	59
Improvement projects	50	60	101	49	93
Ongoing maintenance capital expenditures	$ 313	$ 552	$ 572	$ 428	$ 316
Tons of nitrogen products sold (000s)	19,952	16,957	13,718	13,276	12,945
Tons of phosphate products sold (000s)	-	-	-	487	1,857
Capital expenditures per nitrogen sales ton	$ 23.71	$ 130.39	$ 179.98	$ 136.26	$ 63.65
Decrease in capital expenditures per nitrogen sales ton	(63)%				
Ongoing maintenance capital expenditures per nitrogen sales ton	$ 15.69	$ 32.55	$ 41.70	$ 32.24	$ 24.41
Decrease in ongoing maintenance capital expenditures per nitrogen sales ton	(36)%				

31

Expected net new capacity additions demand growth post 2017 CF Projected Global Gross Urea Capacity Additions(1) Thousand Product Metric Tons slightly below projected global 25,000 20,000 15,000 Enid(3) Sub-Saharan 10,000 Africa 5,600 3% Growth: 5.3M 2% Growth: 3.5M 5,000 2017-2021 Total 19,300 Grand Total 54,000 0 2015 (5,100) 2016 (8,800) 2017 (3,040) 2018 (3,680) 2019 (500) 2020 - 2021 - Closures(1): (7,220) (21,120) (1)See following two slides for details of the 2017-2021 projected additions and assumed closures (2)The Enid capacity addition includes approximately 200k metric tons of ammonia; the Borger and Beulah capacity additions are upgraded products only, representing no new nitrogen production Capacity additions and closures on a nameplate basis Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis 32 Net Additions: 16,6004,2002,5607204,2001,9002,70012,08032,880 21,700 Latin America 13,000 MENA D'Ville Other Asia China Iran Wever Port Neal Borger(3) Beulah(2) 4,4004,700 FSU 2,700 1,900

Projected new global urea plants (2017-2021)

Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[1]	Year of Addition
Bolivia	Ebihara	Carrasco	Natural Gas	700	2017
China	Shandong Ruixing	Shandong	Thermal	800	2017
China	Luxi Chem	Shandong	Anthracite powder	500	2017
Iran	Pardis Petrochemical Co	Bandar Assaluyeh	Natural Gas	1,000	2017
Russia	PhosAgro-Cherepovets	Cherepovets	Natural Gas	500	2017
United States	Agrium	Borger, TX	Natural Gas	580	2017
United States	Koch Nitrogen Co.	Enid, OK	Natural Gas	810	2017
United States	Iowa Fertilizer Co.	Wever, IA	Natural Gas	710	2017
				5,600	**Subtotal**
Azerbaijan	Azerkimya (SOCAR)	Sumgayit	Natural Gas	660	2018
China	Tonghua Chemical Co	Jilin	Anthracite powder	300	2018
China	Yangmei	Hebei	Thermal	900	2018
China	Haohua-Junhua Group	Henan	Thermal	520	2018
China	Hualu-Hengsheng	Shandong	Thermal	1,000	2018
Indonesia	PT Petrokimia Gresik II	Gresik	Natural Gas	660	2018
United States	Dakota Gasification	Beulah, ND	Natural Gas	360	2018
				4,400	**Subtotal**
Iran	Lordegan Petrochemical	Lordegan	Natural Gas	1,200	2019
China	Yili Resource	Inner Mongolia	Anthracite powder	1,040	2019
China	JAMG	Jiangsu	Thermal	520	2019
Russia	Acron	Veliky Novgorod	Natural Gas	210	2019
Turkmenistan	Turkmenhimiya	Garabogaz	Natural Gas	1,160	2019
Uzbekistan	JSC Navoiazot	Navoi	Natural Gas	580	2019
				4,700	**Subtotal**
India	Chambal Fertilizers	Kota	Natural Gas	1,340	2020
Egypt	Egyptian Chemical Industries (KIMA)	Aswan	Natural Gas	520	2020
				1,900	**Subtotal**
China	Henan Xin Lian Xin (XLX)	Jiangxi	Anthracite powder	600	2021
Kazakhstan	Kazazot	Kazazot	Natural Gas	830	2021
Nigeria	Dangote Group	Edo State	Natural Gas	1,270	2021
				2,700	**Subtotal**
				19,300	**Grand Total**

(1) Subtotals rounded to nearest 100k

Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

CF

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Urea plants in permanent and temporary shutdown

Plants included in closure forecast: *7,220* K Tons 2017-2021

Chinese plants in observed temporary shutdown: *3,210* K Tons currently

Country	Company	Feedstock	Source	Initial Report of Shutdown (1)	Capacity – K Metric Product Tons	Year of Assumed Closure (2)
China	Cangzhou Dahua Group	Natural Gas	Fert.cn	Apr, 2016	150	2017
China	Chishui Chitianhua	Natural Gas	Fert.cn	Dec, 2016	720	2017
China	Wulashan Chemical Fertilizer Co(3)	Anthracite Lump	Fert.cn	Feb, 2017	150	2017
China	Liaoning North Coal & Chemical Industry Co	Coke-oven Gas	Fert.cn	June, 2017	600	2017
China	Liaohe Huajin Chemical Group Corp (Jinxi)	Natural Gas	CRU	June, 2017	580	2017
China	Fujian Sanming Chemical	Anthracite Lump	CRU	June, 2017	400	2017
China	Jiangsu Jiangyan Fertilizer	Anthracite Lump	Fert.cn	Sep, 2016	300	2017
China	Shunchang Fubao Co	Anthracite Lump	Integer	Nov, 2017	140	2017
					3,040	**2017 total**
China	Asid Chemicals Ltd	Anthracite Lump	Fert.cn	Jan, 2016	300	2018
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	80	2018
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	100	2018
China	Haolianghe Fertilizer Co	Anthracite Powder	Fert.cn	July, 2016	110	2018
China	Zhangqiu Riyue Chemical Industry Co	Anthracite Lump	Fert.cn	July, 2016	160	2018
China	LTH (LuTianHua)	Natural Gas	Fert.cn	Jan, 2016	650	2018
China	Jinxin Chemical Co Ltd	Thermal	Fert.cn	July, 2016	800	2018
China	Hebei Gaocheng Fertilizer Plant	Anthracite Lump	Bainfo	Sep, 2016	150	2018
China	Liuguo Chemical Stock Co Ltd	Anthracite Lump	Fert.cn	Unreported	230	2018
China	Handan Jinan Chemical Co	Anthracite Lump	Fert.cn	Unreported	100	2018
Kuwait	PIC	Natural Gas	ICIS	Jan, 2016(2)	1,000	2018
					3,680	**2018 total**
China	China Guodian Corp	Thermal	Fert.cn	Nov, 2016	500	2019
					500	**2019 total**
					7,220	**2017-2019 Subtotal**
China	Hebei Cangzhou Dahua	Natural Gas	Bainfo	Aug, 2016	450	N/A
China	Jilin Tonghua	Anthracite Lump	Bainfo	Aug, 2016	120	N/A
China	Ningxia Petrochemical	Natural Gas	Bainfo	Aug, 2016	700	N/A
China	Shandong Mingshui Danhua Group	Anthracite Lump	Bainfo	Aug, 2016	600	N/A
China	Shijiazhuang Zhengyuan Fertilizer	Thermal	Bainfo	Aug, 2016	400	N/A
China	Hubei Yihua Chemical	Anthracite Lump	Bainfo	Sep, 2016	400	N/A
China	Liaoning Benxi	Anthracite Lump	Bainfo	Oct, 2016	130	N/A
China	Zhejiang Juhua	Anthracite Lump	Bainfo	Oct, 2016	150	N/A
China	Hubei Yihua Xishui	Anthracite Lump	Bainfo	Nov, 2016	110	N/A
*China	Zhejiang Jinju Chemical	Anthracite Lump	Fert.cn	Feb, 2017	150	N/A
					3,210	**Subtotal**
					10,430	**Grand Total**
					9,430	**Chinese Total**

(1) For those plants in observed temporary status, initial report date of Aug 2016 or prior
(2) 2017 permanent shutdown
(3) Announced intention to close plant

** Represents new additions compared to the previously published slide*
Sources: Fertecon, CFMW, Bainfo, Fert.cn, Industry Publications, CF analysis

CF

34